UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 28, 2021

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 28, 2021, PCB Bancorp, a California corporation (the “Company”), the bank holding company for Pacific City Bank (the “Bank”), entered into a second amendment to its employment agreement with Henry Kim, President and Chief Executive Officer of the Company and the Bank (the “Amendment”).
Under the Amendment, Mr. Kim will be paid an initial annual base salary of $450,000 and will be awarded, on January 1, 2022, 25,000 restricted stock awards with vesting to occur ratably over five years with the first 20% vesting on the first anniversary of the grant date.
The Amendment also modified the benefit owed to Mr. Kim if he is Terminated Without Cause, as defined in the employment agreement. In such event, the Bank shall continue to provide his base salary then in effect, upon terms and at such times as described in the employment agreement, as follows: (i) if at least six months are remaining in the Term, his salary shall continue for a period not to exceed one year; and (ii) if less than six months are remaining in the Term, his salary shall continue for six months. Previously, Mr. Kim’s employment agreement provided for six months of salary if at least six months remained in the Term, and if less than six months remained, he would receive salary equivalent to the number of months remaining if Mr. Kim was Terminated Without Cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	December 29, 2021	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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